Exhibit 99.1

Investors
David Gennarelli, 415.507.6033, david.gennarelli@autodesk.com

Press :
Pam Pollace, 415.547.2441, pam.pollace@autodesk.com
Michael Cabot, 415-547-2439, michael.cabot@autodesk.com

Autodesk Increases Profitability in Third Quarter Fiscal 2010

SAN RAFAEL, Calif., November 17, 2009-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal 2010.

•	Revenue was $417 million, flat sequentially, and a decrease of 31 percent compared to the third quarter of fiscal 2009.
•	GAAP diluted earnings per share were $0.13, compared to GAAP diluted earnings per share of $0.05 in the second quarter of fiscal 2010, and $0.45 in the third quarter of fiscal 2009.
•
Non-GAAP diluted earnings per share were $0.27, compared to non-GAAP diluted earnings per share of $0.24 in the second quarter of fiscal 2010, and non-GAAP diluted earnings per share of $0.56 in the third quarter of fiscal 2009.  A reconciliation of the GAAP and non-GAAP results is provided in the accompanying tables.

“Our business appears to be increasingly stable,” said Carl Bass, Autodesk president and CEO. “We posted sequential increases in a number of important metrics including revenue from commercial new seat licenses, revenue from our Americas and EMEA geographies, revenue from our 2D horizontal solutions, and revenue from our 3D animation solutions. These results reflect the business environment that began stabilizing in the second quarter of this fiscal year.

“In addition, our efforts to reduce operating expenses resulted in a sequential increase in profitability for the second consecutive quarter,” continued Bass. “While there are several data points in our business that are encouraging and represent positive indicators for our business, the health of the global economic environment remains mixed and the continued job losses in our core markets represent ongoing challenges to a swift recovery in our business.”

Operational Overview

Revenue in the Americas increased 2 percent sequentially to $164 million and decreased 25 percent compared to the third quarter of fiscal 2009.  EMEA revenue increased 1 percent sequentially as reported, to $159 million, and declined 3 percent on a constant currency basis.  EMEA revenue decreased 38 percent compared to the third quarter of fiscal 2009 as reported, and 35 percent on a constant currency basis.  Revenue in Asia Pacific was $94 million, a decrease of 4 percent sequentially as reported, and 7 percent on a constant currency basis.  Revenue in Asia Pacific decreased 29 percent compared to the third quarter of fiscal 2009 as reported, and 33 percent on a constant currency basis.

Revenue from emerging economies was $62 million, a decline of 2 percent sequentially as reported and 3 percent on a constant currency basis.  Revenue from emerging economies decreased 46 percent compared to the third quarter of fiscal 2009 as reported and 45 percent on a constant currency basis.  Revenue from emerging economies represented 15 percent of total revenue in the quarter.

Combined revenue from Autodesk's model-based 3D design solutions was $122 million, flat sequentially and a decline of 25 percent compared to the third quarter of fiscal 2009.  Revenue from 2D horizontal and vertical products was $189 million, a slight decrease sequentially and a decline of 37 percent compared to the third quarter of fiscal 2009.  Combined revenue from our AutoCAD and AutoCAD LT products increased 2 percent sequentially and decreased 39 percent compared to the third quarter last year.

“With more than $1 billion in cash and investments, no debt, and positive cash flows, Autodesk remains in solid financial condition,” continued Bass.  “We are on track to deliver more than $300 million in pre-tax cost savings in fiscal 2010 compared to fiscal 2009.  We will continue to strive to increase our efficiencies and profitability while making essential investments for the future.”

During the current quarter, Autodesk determined that the way in which its third-party software application accounted for estimated forfeitures in stock-based compensation calculations was incorrect.  As a result, fiscal third quarter 2010 GAAP results include a one-time adjustment to increase stock-based compensation expense by $7.9 million net of tax, or approximately $0.03 per diluted share.  This is a cumulative adjustment from prior periods.  For the nine month period ended October 31, 2009 the cumulative adjustment from prior periods was $6.8 million net of tax or $0.03 per diluted share.

Business Outlook

The following are forward-looking statements that are based on current expectations that involve risks and uncertainties, some of which are set forth below.

Fourth Quarter Fiscal 2010
For the fourth quarter, Autodesk expects revenue to be in the range of $420 million to $440 million.  GAAP earnings per diluted share are expected to be in the range of $0.07 and $0.12.  Non-GAAP earnings per diluted share are expected to be in the range of $0.19 and $0.24, excluding $0.06 related to stock-based compensation expense and $0.06 for amortization of acquisition related intangibles.

Full Year Fiscal 2010
Net revenue for fiscal 2010 is expected to be in the range of $1.68 billion and $1.7 billion. GAAP earnings per diluted share are expected to be in the range of $0.11 and $0.16. Non-GAAP earnings per diluted share are expected to be in the range of $0.88 and $0.93 and exclude $0.29 related to stock-based compensation expense, $0.18 for the amortization of acquisition related intangibles, $0.15 for restructuring charges, $0.06 related to goodwill impairment, and $0.09 related to the establishment of a valuation allowance on deferred tax assets.

In addition, Autodesk anticipates total GAAP pre-tax spend (operating expenses plus cost of goods sold) for fiscal 2010 to range between $1.65 billion and $1.66 billion, which is lower than fiscal 2009 by between $407 and $417 million.  The company anticipates total non-GAAP pre-tax spend (operating expenses plus cost of goods sold) for fiscal 2010 to range between $1.42 billion and $1.43 billion, which is lower than fiscal 2009 by between $300 and $310 million. Total non-GAAP pre-tax spend excludes approximately $95 million of stock-based compensation expense, $60 million of amortization of acquisition related intangibles, $50 million of restructuring charges and $20 million of goodwill impairment charges, which are included in total GAAP pre-tax spend.

First Quarter 2011 and Full Year Fiscal 2011
Autodesk is not providing specific revenue or EPS guidance for fiscal 2011 at this time.  However, in the first quarter of fiscal 2011, GAAP operating margin is expected to increase year-over-year as the company recorded significant impairment charges in the first quarter of fiscal 2010 that it does not anticipate recording in fiscal 2011.  Non-GAAP operating margin in the first quarter of fiscal 2011 is anticipated to be flat to slightly down compared to the first quarter of fiscal 2010, as a result of normal seasonality and the return of some costs that were suppressed in the first quarter of fiscal 2010.

GAAP operating margin for the full year fiscal 2011 is expected to increase as the company recorded significant impairment charges in fiscal 2010 that it does not anticipate recording in fiscal 2011.  Autodesk anticipates modest improvement in non-GAAP operating margin for full year fiscal 2011 compared to fiscal 2010.

Non-GAAP operating margin excludes stock-based compensation expense, amortization of acquisition related intangibles, restructuring charges and goodwill impairments.

Earnings Conference Call and Webcast
Autodesk will host its third quarter conference call today at 5:00 p.m. EST. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EST at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, economic and revenue trends, cost savings, timing of certain charges and other statements regarding our expected strategies, market position, performance and results.  Other factors that could cause actual results to differ materially include the following:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, failure to achieve and maintain planned cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued migration from 2D products to 3D products, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s reports on Form 10-K for the year ended January 31, 2009 and Forms 10-Q for the quarters ended April 30, 2009 and July 31, 2009, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc., is a world leader in 2D and 3D design, engineering and entertainment software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software to help customers experience their ideas digitally before they are built. Fortune 100 companies - as well as the last 14 Academy Award winners for Best Visual Effects - use Autodesk software tools to design, visualize and simulate their ideas to save time and money, enhance quality, and foster innovation for competitive advantage. For additional information about Autodesk, visit www.autodesk.com.

Autodesk, AutoCAD, AutoCAD LT are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product offerings and specifications at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document. © 2009 Autodesk, Inc. All rights reserved.

© 2009 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$236.1	$421.0	$710.7	$1,293.4

Maintenance	180.8	186.1	546.9	532.0

Total net revenue	416.9	607.1	1,257.6	1,825.4

Cost of revenue:
Cost of license and other revenue	42.0	50.5	138.6	164.1

Cost of maintenance revenue	3.0	2.4	8.8	6.5

Total cost of revenue	45.0	52.9	147.4	170.6

Gross profit	371.9	554.2	1,110.2	1,654.8

Operating Expenses:

Marketing and sales	180.3	227.0	540.6	682.7

Research and development	109.3	137.0	340.7	437.4

General and administrative	51.1	50.6	150.6	156.4

Impairment of goodwill	-	-	21.0	-

Restructuring charges	4.9	-	47.8	-

Total operating expenses	345.6	414.6	1,100.7	1,276.5

Income from operations	26.3	139.6	9.5	378.3

Interest and other income (expense), net	5.7	(3.4)	16.5	9.9

Income before income taxes	32.0	136.2	26.0	388.2

Provision for income taxes	(2.5)	(31.7)	(18.1)	(99.2)

Net income	$29.5	$104.5	$7.9	$289.0

Basic net income per share	$0.13	$0.46	$0.03	$1.28

Diluted net income per share	$0.13	$0.45	$0.03	$1.25

Shares used in computing basic
net income per share	229.6	225.3	228.5	225.2

Shares used in computing diluted
net income per share	232.9	230.4	231.1	231.2

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31,	January 31,
	2009	2009
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$698.5	$917.6
Marketable securities	263.1	63.5
Accounts receivable, net	215.7	316.5
Deferred income taxes	49.8	31.1
Prepaid expenses and other current assets	60.0	59.3
Total current assets	1,287.1	1,388.0

Marketable securities	92.0	7.6
Computer equipment, software, furniture and leasehold improvements, net	111.9	120.6
Purchased technologies, net	88.9	113.3
Goodwill	530.5	542.5
Long term deferred income taxes, net	92.7	125.7
Other assets	112.3	123.0
	$2,315.4	$2,420.7

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$60.0	$62.4
Accrued compensation	98.9	124.3
Accrued income taxes	9.8	16.7
Deferred revenue	401.2	438.8
Borrowings under line of credit	-	52.1
Other accrued liabilities	57.4	105.8
Total current liabilities	627.3	800.1

Deferred revenue	68.3	113.3
Long term income taxes payable	123.2	116.9
Long term deferred income taxes	-	22.7
Other liabilities	64.9	57.0

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,194.2	1,080.4
Accumulated other comprehensive income (loss)	3.7	(11.2)
Retained earnings	233.8	241.5
Total stockholders' equity	1,431.7	1,310.7
	$2,315.4	$2,420.7

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Nine Months Ended
	October 31,
	2009	2008
	(Unaudited)
Operating Activities
Net income	$7.9	$289.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84.4	64.5
Stock-based compensation expense	74.7	70.9
Impairment of goodwill	21.0	-
Restructuring charges, net	47.8	-
Gain on disposition of assets	(2.3)	-
Charge for acquired in-process research and development	-	18.0
Changes in operating assets and liabilities, net of business combinations	(112.3)	65.1
Net cash provided by operating activities	121.2	507.5

Investing Activities
Purchases of marketable securities	(409.9)	(111.2)
Sales of marketable securities	8.1	5.2
Maturities of marketable securities	126.5	-
Capital expenditures	(30.2)	(59.1)
Purchase of equity investment	(10.0)	-
Business combinations, net of cash acquired	(3.6)	(297.3)
Net cash used in investing activities	(319.1)	(462.4)

Financing activities
Draws on line of credit	2.2	800.0
Repayments of line of credit	(54.3)	(796.0)
Proceeds from issuance of common stock, net of issuance costs	67.5	89.1
Repurchases of common stock	(39.4)	(256.6)
Net cash used in financing activities	(24.0)	(163.5)

Effect of exchange rate changes on cash and cash equivalents	2.8	(3.1)

Net decrease in cash and cash equivalents	(219.1)	(121.5)
Cash and cash equivalents at beginning of fiscal year	917.6	917.9
Cash and cash equivalents at end of period	$698.5	$796.4

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, in-process research and development expenses, restructuring charges, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$42.0	$50.5	$138.6	$164.1
Stock-based compensation expense	(1.1)	(1.0)	(2.4)	(3.1)
Amortization of developed technology	(8.7)	(6.4)	(25.3)	(15.2)
Non-GAAP cost of license and other revenue	$32.2	$43.1	$110.9	$145.8

GAAP gross profit	$371.9	$554.2	$1,110.2	$1,654.8
Stock-based compensation expense	1.1	1.0	2.4	3.1
Amortization of developed technology	8.7	6.4	25.3	15.2
Non-GAAP gross profit	$381.7	$561.6	$1,137.9	$1,673.1

GAAP marketing and sales	$180.3	$227.0	$540.6	$682.7
Stock-based compensation expense	(13.5)	(10.1)	(32.5)	(30.6)
Non-GAAP marketing and sales	$166.8	$216.9	$508.1	$652.1

GAAP research and development	$109.3	$137.0	$340.7	$437.4
Stock-based compensation expense	(9.5)	(7.2)	(23.7)	(23.3)
In-process research and development	-	(1.2)	-	(18.0)
Non-GAAP research and development	$99.8	$128.6	$317.0	$396.1

GAAP general and administrative	$51.1	$50.6	$150.6	$156.4
Stock-based compensation expense	(6.2)	(4.2)	(16.1)	(13.9)
Amortization of customer relationships and trademarks	(6.4)	(7.2)	(19.5)	(16.5)
Non-GAAP general and administrative	$38.5	$39.2	$115.0	$126.0

GAAP impairment of goodwill	$-	$-	$21.0	$-
Impairment of goodwill	-	-	(21.0)	-
Non-GAAP impairment of goodwill	$-	$-	$-	$-

GAAP restructuring charges	$4.9	$-	$47.8	$-
Restructuring charges	(4.9)	-	(47.8)	-
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$345.6	$414.6	$1,100.7	$1,276.5
Stock-based compensation expense	(29.2)	(21.5)	(72.3)	(67.8)
Amortization of customer relationships and trademarks	(6.4)	(7.2)	(19.5)	(16.5)
In-process research and development	-	(1.2)	-	(18.0)
Impairment of goodwill	-	-	(21.0)	-
Restructuring charges	(4.9)	-	(47.8)	-
Non-GAAP operating expenses	$305.1	$384.7	$940.1	$1,174.2

GAAP income from operations	$26.3	$139.6	$9.5	$378.3
Stock-based compensation expense	30.3	22.5	74.7	70.9
Amortization of developed technology	8.7	6.4	25.3	15.2
Amortization of customer relationships and trademarks	6.4	7.2	19.5	16.5
In-process research and development	-	1.2	-	18.0
Impairment of goodwill	-	-	21.0	-
Restructuring charges	4.9	-	47.8	-
Non-GAAP income from operations	$76.6	$176.9	$197.8	$498.9

GAAP provision for income taxes	$(2.5)	$(31.7)	$(18.1)	$(99.2)
Establishment of valuation allowance on deferred tax assets	-	-	21.0	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(16.7)	(11.8)	(55.4)	(32.1)
Non-GAAP provision for income tax	$(19.2)	$(43.5)	$(52.5)	$(131.3)

GAAP net income	$29.5	$104.5	$7.9	$289.0
Stock-based compensation expense	30.3	22.5	74.7	70.9
Amortization of developed technology	8.7	6.4	25.3	15.2
Amortization of customer relationships and trademarks	6.4	7.2	19.5	16.5
In-process research and development	-	1.2	-	18.0
Impairment of goodwill	-	-	21.0	-
Restructuring charges	4.9	-	47.8	-
Establishment of valuation allowance on deferred tax assets	-	-	21.0	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(16.7)	(11.8)	(55.4)	(32.1)
Non-GAAP net income	$63.1	$130.0	$161.8	$377.5

GAAP diluted net income per share	$0.13	$0.45	$0.03	$1.25
Stock-based compensation expense	0.13	0.10	0.33	0.31
Amortization of developed technology	0.04	0.03	0.11	0.06
Amortization of customer relationships and trademarks	0.02	0.03	0.08	0.07
In-process research and development	-	-	-	0.07
Impairment of goodwill	-	-	0.09	-
Restructuring charges	0.02	-	0.21	-
Establishment of valuation allowance on deferred tax assets	-	-	0.09	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(0.07)	(0.05)	(0.24)	(0.14)
Non-GAAP diluted net income per share	$0.27	$0.56	$0.70	$1.62

GAAP diluted shares used in per share calculation	232.9	230.4	231.1	231.2
Impact of stock-based compensation on diluted shares	0.9	-	0.8	0.3
Non-GAAP diluted shares used in per share calculation	233.8	230.4	231.9	231.5

Other Supplemental Financial Information *

Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
Financial Statistics ($ in millions, except per share data):
Total net revenue	$426	$415	$417		$1,258
License and other revenue	$244	$231	$236		$711
Maintenance revenue	$182	$184	$181		$547

GAAP Gross Margin	88%	88%	89%		88%
Non-GAAP Gross Margin (1)(2)	90%	90%	92%		90%

GAAP Operating Expenses	$393	$362	$346		$1,101
GAAP Operating Margin	-5%	1%	6%		1%
GAAP Net Income (Loss)	$(32)	$10	$30		$8
GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13		$0.03

Non-GAAP Operating Expenses (1)(3)	$327	$308	$305		$940
Non-GAAP Operating Margin (1)(4)	13%	16%	18%		16%
Non-GAAP Net Income (1)(5)	$42	$57	$63		$162
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.18	$0.24	$0.27		$0.70

Total Cash and Marketable Securities	$966	$1,029	$1,054		$1,054
Days Sales Outstanding	49	49	47		47
Capital Expenditures	$14	$11	$6		$30
Cash from Operations	$27	$47	$47		$121
GAAP Depreciation and Amortization	$27	$28	$29		$84

Deferred Maintenance Revenue Balance	$469	$444	$420		$420

Revenue by Geography (in millions):
Americas	$163	$159	$164		$486
Europe	$167	$157	$159		$484
Asia/Pacific	$96	$99	$94		$288

Revenue by Segment (in millions): ***
Platform Solutions and Emerging Business	$156	$150	$154		$460
Architecture, Engineering and Construction	$128	$123	$125		$376
Manufacturing	$94	$95	$90		$279
Media and Entertainment	$48	$47	$48		$143
Other	$-	$-	$-		$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT ***	33%	31%	32%		32%
% of Total Rev from 3D design products	29%	29%	29%		29%
% of Total Rev from Emerging Economies	14%	15%	15%		15%
Upgrade Revenue (in millions)	$43	$26	$26		$96

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenue	$(31)	$(24)	$(4)		$(59)
FX Impact on Total Operating Expenses	$22	$14	$2		$37
FX Impact on Total Net Income (Loss)	$(9)	$(10)	$(2)		$(22)

Gross Margin by Segment (in millions): ***
Platform Solutions and Emerging Business	$146	$140	$147		$433
Architecture, Engineering and Construction	$116	$110	$113		$340
Manufacturing	$86	$88	$84		$257
Media and Entertainment	$34	$36	$38		$108
Unallocated amounts	$(9)	$(9)	$(10)		$(28)

Common Stock Statistics:
GAAP Shares Outstanding	228,219,000	229,666,000	229,665,000		229,665,000
GAAP Fully Diluted Weighted Average Shares Outstanding	227,080,000	232,286,000	232,947,000		231,140,000
Shares Repurchased	-	-	1,673,000		1,673,000

Installed Base Statistics:
Maintenance Installed Base **	1,719,000	2,299,000	2,236,000		2,236,000

*	Totals may not agree with the sum of the components due to rounding.

**
The second quarter of fiscal 2010 maintenance installed base includes a one-time adjustment of 581,000 educational seats for users migrated to a standard educational maintenance plan.  These users were not previously captured in our maintenance installed base.

***
In the third quarter of fiscal 2010, Autodesk changed its methodology for allocating certain revenue transactions, including gains and losses from foreign currency. The second quarter of fiscal 2010 amounts have been reclassified to conform to the current presentation. The change in methodology did not have a material effect on any other period.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010

(2) GAAP Gross Margin	88%	88%	89%		88%
Stock-based compensation expense	0%	0%	0%		0%
Amortization of developed technology	2%	2%	3%		2%
Non-GAAP Gross Margin	90%	90%	92%		90%

(3) GAAP Operating Expenses	$393	$362	$346		$1,101
Stock-based compensation expense	(22)	(21)	(30)		(73)
Amortization of customer relationships and trademarks	(6)	(7)	(6)		(19)
Restructuring charges	(17)	(26)	(5)		(48)
Impairment of goodwill	(21)	-	-		(21)
Non-GAAP Operating Expenses	$327	$308	$305		$940

(4) GAAP Operating Margin	-5%	1%	6%		1%
Stock-based compensation expense	5%	5%	7%		6%
Amortization of developed technology	2%	2%	2%		2%
Amortization of customer relationships and trademarks	2%	2%	2%		1%
Restructuring charges	4%	6%	1%		4%
Impairment of goodwill	5%	0%	0%		2%
Non-GAAP Operating Margin	13%	16%	18%		16%

(5) GAAP Net Income (Loss)	$(32)	$10	$30		$8
Stock-based compensation expense	23	21	30		75
Amortization of developed technology	8	8	9		25
Amortization of customer relationships and trademarks	6	7	6		19
Establishment of valuation allowance on deferred tax assets	21	-	-		21
Impairment of goodwill	21	-	-		21
Restructuring charges	17	26	5		48
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(22)	(16)	(17)		(55)
Non-GAAP Net Income	$42	$56	$63		$162

(6) GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13		$0.03
Stock-based compensation expense	0.10	0.09	0.13		0.33
Amortization of developed technology	0.04	0.03	0.04		0.11
Amortization of customer relationships and trademarks	0.03	0.03	0.02		0.08
Establishment of valuation allowance on deferred tax assets	0.09	-	-		0.09
Impairment of goodwill	0.09	-	-		0.09
Restructuring charges	0.07	0.11	0.02		0.21
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.10)	(0.07)	(0.07)		(0.24)
Non-GAAP Diluted Net Income Per Share	$0.18	$0.24	$0.27		$0.70